UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377
Vero Beach, Florida 32963

(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Business Relationship

The Company has entered into a three (3) year agreement with a newly formed entity who is intending to create a business focused on the listing for sale of businesses in the area of sports, and initially with an emphasis on pickleball. The agreement includes a $20,000 software development effort for the initial platform, an agreement for ongoing software development and support, and an agreement to host the application in the Centcore data center. The agreement includes a revenue sharing component with the Company to receive five percent (5%) of the gross revenue from the sales generated from the site. Either party may terminate the agreement upon 60 days written notice. A copy of the agreement is included as Exhibit 10.1 to this filing. The copy omits proprietary technical and marketing information deemed to be confidential but includes all business terms and conditions.

Item 8.01 Other Events.

On September 7, 2025, the Company issued a press release which provided an update on its agreement as noted above and forward-looking plans. A copy of the press release is attached herein as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
10.1	Partnership agreement between Sportzfolio LLC and Mitesco, Inc. executed September 4, 2025
99.1	Press Release dated September 7, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2025	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO

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